Exhibit 99.1

Popular, Inc. Announces Fourth Quarter Financial Results

  Reports net income of $163.0 million for the quarter ended December 31, 2013; Net interest margin of 4.74% in Q4 2013, vs. 4.49% in Q3 2013
    Sale of EVERTEC shares in connection with their Q4 2013 secondary public offering, resulted in an after-tax gain of $99.4 million for Popular
    Adjusted net income of $74.6 million, excluding the effect of the EVERTEC secondary public offering
  Net income for the year ended December 31, 2013 was $599.3 million
  Continued progress in credit quality (excluding covered loans):
    Non-performing assets declined by $20.6 million, or 2.7%, compared to Q3 2013; and $1.1 billion, or 58.9%, year over year;
    Non-performing loans held-in-portfolio declined by $19.6 million, or 3.2%, compared to Q3 2013; and $827.2 million, or 58.0%, year over year;
    Inflows of non-performing loans held-in-portfolio, excluding consumer loans, for Q4 2013 declined by $20.5 million, or 12.6%, from Q3 2013, and down $492.3 million, or 42.1%, year over year;
    Net charge-offs decreased by $22.5 million, or 38.9%, from Q3 2013; NCO ratio decreased to 0.66% from 1.08% in Q3 2013, lowest level in over seven years;
    Net charge-offs, excluding the impact of the bulk loan sales, declined $149.0 million, or 37.0%, year over year.
  Common Equity Tier 1 ratio of 15.0% and Tangible Book Value per Share of $37.56 at December 31, 2013; capital exceeds well-capitalized threshold by $2.3 billion

SAN JUAN, Puerto Rico--(BUSINESS WIRE)--January 23, 2014--Popular, Inc. (the “Corporation” or “Popular”) (NASDAQ:BPOP) reported net income of $163.0 million for the quarter ended December 31, 2013, compared to net income of $229.1 million for the quarter ended September 30, 2013.

Mr. Richard L. Carrión, Chairman of the Board and Chief Executive Officer, said: “The earnings for the fourth quarter demonstrate how the strength of our franchise continues to produce positive results even in a challenging operating environment. Over the last few years, we have executed a number of strategic initiatives that have improved our operational and financial metrics and will position us to further increase profitability once the economy in Puerto Rico begins to improve.”

Earnings Highlights
(Unaudited)
	Quarters ended			Years ended
(Dollars in thousands, except per share information)	31-Dec-13	30-Sep-13	31-Dec-12	31-Dec-13	31-Dec-12
Net interest income	$ 376,342	$ 354,206	$ 351,417	$ 1,432,580	$ 1,376,633
Provision for loan losses – non-covered loans	47,729	55,230	86,256	533,167	334,102
Provision (reversal) for loan losses – covered loans [1]	8,907	17,433	(3,445)	69,396	74,839
Net interest income after provision for loan losses	319,706	281,543	268,606	830,017	967,692
FDIC loss share expense	(37,164)	(14,866)	(36,824)	(82,051)	(56,211)
Other non-interest income	228,354	306,825	187,304	892,620	587,423
Operating expenses	322,703	326,599	315,232	1,292,586	1,280,032
Income before income tax	188,193	246,903	103,854	348,000	218,872
Income tax expense (benefit)	25,162	17,768	19,914	(251,327)	(26,403)
Net income	$ 163,031	$ 229,135	$ 83,940	$ 599,327	$ 245,275
Net income applicable to common stock	$ 162,100	$ 228,204	$ 83,009	$ 595,604	$ 241,552
Net income per common share - basic	$ 1.58	$ 2.22	$ 0.81	$ 5.80	$ 2.36
Net income per common share - diluted	$ 1.57	$ 2.22	$ 0.81	$ 5.78	$ 2.35

[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.

Recent significant events

  On December 13, 2013, the Corporation completed the sale of 5,800,000 shares of common stock of EVERTEC, resulting in an after-tax gain of $99.4 million. The shares were sold to the public as part of an underwritten public offering of 15,233,273 shares of EVERTEC’s common stock at a price of $20.60 per share. The selling stockholders included an affiliate of Apollo Global Management, LLC (“Apollo”), Popular, Inc., and certain officers and employees of EVERTEC. Apollo sold 9,205,743 shares of EVERTEC, with the offering. Following the sale, Popular retained a stake of 14.9% in EVERTEC.

As part of the transaction, EVERTEC repurchased from the underwriters 3,690,036 shares of its common stock being sold by the selling stockholders in the offering, resulting in a reduction in its capital of approximately $75.0 million. Popular’s share of approximately $11.0 million was reflected as a reduction in its investment in EVERTEC.

Total cash proceeds received by Popular from the sale of the shares were approximately $117.9 million, net of underwriting discounts. The combined effect of the sale of shares by Popular and the repurchase of shares by EVERTEC resulted in a net after tax gain of approximately $88.4 million during the fourth quarter of 2013.

The following tables reflect the results of operations for the fourth and third quarters of 2013, excluding the effect of the gains related to EVERTEC’s secondary public offerings.

	Quarter ended
(Unaudited)	31-Dec-13
(In thousands)	Actual Results (US GAAP)	Impact of EVERTEC's SPO	Adjusted Results (Non-GAAP)
Net interest income	$376,342	$-	$376,342
Provision for loan losses – non-covered loans	47,729	-	47,729
Provision for loan losses – covered loans [1]	8,907	-	8,907
Net interest income after provision for loan losses	319,706	-	319,706
FDIC loss share income (expense)	(37,164)	-	(37,164)
Other non-interest income	228,354	92,358	135,996
Operating expenses	322,703	-	322,703
Income before income tax	188,193	92,358	95,835
Income tax expense	25,162	3,945	21,217
Net income	$163,031	$88,413	$74,618
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.

	Quarter ended
(Unaudited)	30-Sep-13
(In thousands)	Actual Results (US GAAP)	Impact of EVERTEC's SPO	Adjusted Results (Non-GAAP)
Net interest income	$354,206	$-	$354,206
Provision for loan losses – non-covered loans	55,230	-	55,230
Provision for loan losses – covered loans [1]	17,433	-	17,433
Net interest income after provision for loan losses	281,543	-	281,543
FDIC loss share income (expense)	(14,866)	-	(14,866)
Other non-interest income	306,825	175,867	130,958
Operating expenses	326,599	250	326,349
Income before income tax	246,903	175,617	71,286
Income tax expense	17,768	7,789	9,979
Net income	$229,135	$167,828	$61,307
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.

	Quarters ended
(Unaudited)	Adjusted Results Non-GAAP
(In thousands)	31-Dec-13	30-Sep-13	Variance
Net interest income	$376,342	$354,206	$22,136
Provision for loan losses – non-covered loans	47,729	55,230	(7,501)
Provision for loan losses – covered loans [1]	8,907	17,433	(8,526)
Net interest income after provision for loan losses	319,706	281,543	38,163
FDIC loss share expense	(37,164)	(14,866)	(22,298)
Other non-interest income	135,996	130,958	5,038
Operating expenses	322,703	326,349	(3,646)
Income before income tax	95,835	71,286	24,549
Income tax expense	21,217	9,979	11,238
Net income	$74,618	$61,307	$13,311
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.

Net interest income

Net interest margin for the fourth quarter of 2013 increased 25 basis points to 4.74% when compared with the third quarter of 2013. Net interest income for the quarter was $376.3 million, an increase of $22.1 million from the previous quarter. During the third quarter the Corporation reversed interest income of approximately $5.9 million related to a portion of a portfolio of reverse mortgages at BPPR for which interest had been accrued in excess of the amount insured by FHA. The main drivers of the increase in the net interest margin were:

  An increase in interest from covered loans of $15.2 million, or 230 basis points, due to an increase in the portfolio yield to 11.43% mainly as a result of certain construction loan pools for which the estimated timing of cash flows was accelerated to reflect actual and expected resolution of the loans, and higher expected cash flows which are reflected in the accretable yield and recognized over the life of the loans, partially offset by lower loan balances as the portfolio continues to run-off.
  An increase in interest income from residential mortgage loans of $5.4 million due to the above mentioned reversal of $5.9 million in interest income from reverse mortgages recorded during the third quarter.
  A decrease in interest expense from borrowings of $4.5 million due to the early repayment of $233.2 million in senior notes during the third quarter, at the Corporate level, and lower levels of borrowings.

These positive variances were partially offset by:

  A decrease in interest income from commercial loans of $3.4 million due to the partial repayment of a large commercial relationship at BPNA during the third quarter.
  BPPR’s net interest margin was 5.59%, an increase of 33 basis points from the previous quarter. Net interest income amounted to $330.8 million for the quarter ended December 31, 2013, compared with $309.9 million for the previous quarter. The increase in the net interest income was mainly due to the above mentioned increase in the yield from the covered portfolio, higher income from residential mortgage loans and lower cost of borrowings due to decreased levels.
  BPNA earned $71.2 million in net interest income for the quarter ended December 31, 2013, compared with $73.2 million in the previous quarter. The decrease in the net interest margin of 11 basis points to 3.55% was mainly related to lower income from commercial loans due to the partial repayment of one large relationship, partially offset by lower cost of funds.

Non-interest income

Non-interest income decreased by $100.8 million compared with the third quarter of 2013. Excluding the impact of the gain on sale of EVERTEC shares mentioned above, non-interest income decreased by $17.3 million quarter over quarter, driven primarily by the following items:

  An increase of $22.3 million in FDIC loss-share expense mainly due to lower mirror accounting on reimbursable expenses and credit impairment losses, higher amortization of the FDIC loss share asset due to a decrease in expected losses, offset by lower recoveries on covered assets, including rental income on OREOs, 80% of which are reimbursed to the FDIC and the impact of fair value adjustments in the true-up payment obligation. See additional details about covered portfolio and FDIC indemnity asset in Table O.
  Lower income from mortgage banking activities by $4.5 million due to a negative variance of $8.4 million in the fair value adjustments of mortgage servicing rights, and higher trading account losses by $2.1 million from derivative positions, partially offset by securitization activity resulting in higher gain on sale of loans by $6.2 million. See additional details about mortgage banking activities in Table F.
  Higher provision related to indemnity reserves on loans sold by $4.5 million mainly due to reserves release at the BPNA and BPPR segments due to the portfolio amortization and revisions to the loss assumptions in the reserve models during the third quarter, which did not occur in the fourth quarter of 2013.

These negative variances were partially offset by:

  Lower trading account loss by $5.1 million mainly at the BPPR segment due to losses recorded on Puerto Rico government obligations during the third quarter of 2013.
  Higher other service fees by $3.0 million mainly due to higher contingent insurance commission revenue, which is realized during the fourth quarter.
  Higher other operating income by $2.9 million mainly due to higher net earnings on the portfolio of investments under the equity method.
  Higher net gain on sale of loans, including valuation adjustments on loans held-for-sale, by $1.9 million mostly due to workout activity and sales of non-performing loans resulting in higher gains at the BPNA segment.

Refer to table B for further details.

Financial Impact of FDIC-Assisted Transaction

(Unaudited)	Quarters ended			Years ended
(In thousands)	31-Dec-13	30-Sep-13	31-Dec-12	31-Dec-13	31-Dec-12

Income Statement
Interest income on covered loans	$86,794	$71,631	$76,998	$300,746	$301,441
Total FDIC loss share (expense) income	(37,164)	(14,866)	(36,824)	(82,051)	(56,211)
Other non-interest income	-	109	281	593	1,211
Provision for loan losses	8,907	17,433	(3,445)	69,397	74,839
Total revenues less provision for loan losses	$40,723	$39,441	$43,900	$149,891	$171,602

Balance Sheet
Loans covered under loss-sharing agreements with FDIC	$2,984,427	$3,076,009	$3,755,972
FDIC loss share asset	948,608	1,324,711	1,399,098
FDIC true-up payment obligation	127,513	124,092	111,519

See additional details on accounting for FDIC-Assisted transaction in Table O.

Operating expenses

Excluding the impact of professional services expenses incurred in connection with the sale of EVERTEC’s shares during the third quarter, operating expenses decreased by $3.6 million when compared with the third quarter of 2013, driven primarily by:

  Lower other real estate owned (OREO) expenses by $6.6 million due mainly to lower fair value adjustments related to commercial and construction OREO, consisting primarily of covered assets which are subject to 80% reimbursement from the FDIC, partially offset by higher net losses on sale of commercial and construction OREO’s.
  Lower other taxes by $4.1 million related to the 1% gross receipts tax enacted earlier in the year in Puerto Rico, with a corresponding income tax credit of one half percent. During the third quarter the Corporation reclassified the year to date income tax credit from the operating expenses line to income taxes.
  Lower loss on early extinguishment of debt of $3.4 million as a result of an early cancellation of $233.2 million in senior notes during the third quarter.
  Lower personnel costs by $2.5 million due to lower incentive compensation at BPPR, higher deferred salaries mainly at BPNA due to higher commercial loan originations and lower health and life insurance expenses at both reportable segments due to lower claims activity.

These decreases were partially offset by:

  Higher professional services by $5.0 million mainly at BPPR due to higher technology consulting and programming services by $1.6 million, higher legal expenses primarily for the restructuring of covered loans, subject to 80% reimbursement from the FDIC, expenses related to the ongoing arbitration proceedings related to certain loss-share claims under the commercial loss share agreement with the FDIC and higher collection expenses.
  Higher other operating expenses by $3.8 million mostly due to higher provision for unused commitments and sundry losses at BPPR.
  Higher net occupancy expenses by $2.3 million due to an adjustment related to rent expense reserves at BPNA.
  Higher business promotion by $2.0 million mainly at BPPR principally related to various institutional campaigns and customer relationship activities during the holiday season.

Non-personnel credit-related costs, which include collections, appraisals, credit related fees, and OREO expenses, amounted to $20.8 million for the fourth quarter of 2013, compared with $25.2 million for the third quarter of 2013. The decrease was principally due to lower covered OREO expenses as mentioned above.

Full-time equivalent employees (“FTEs”) were 8,059 as of December 31, 2013, compared with 8,094 as of September 30, 2013, and 8,072 as of December 31, 2012. The decrease of 35 FTE’s from the third quarter of 2013 was mainly at the BPPR Retail Banking Division.

For a breakdown of operating expenses by category refer to table B.

Income taxes

Excluding the effect of the sale of EVERTEC shares discussed above, the income tax expense amounted to $21.2 million, for an effective tax rate of 22%, compared to $10.0 million for the third quarter. During the third quarter, the Corporation reclassified $3.3 million of income tax credit related to the gross receipt tax enacted earlier in the year from the operating expenses line to income taxes. Also, during the third quarter the Corporation recorded favorable adjustments which had a combined effect of approximately $15.4 million related to the treatment in its tax return of distributions received from EVERTEC during 2012 and the reversal of uncertain tax positions due to the expiration of the statute of limitations in the Puerto Rico operations. Excluding the impact of these adjustments, the income tax expense for the third quarter would have been $28.7 million, for an effective tax rate of 40%.

Excluding the impact of the adjustments amounting to $15.4 million during the third quarter, the effective tax rate for the year ended December 31, 2013, considering the adjusted pre-tax income as detailed in Table P, was 30%.

Credit Quality

The following table presents non-performing assets information:

Non-Performing Assets
(Unaudited)
(In thousands)	31-Dec-13	30-Sep-13	31-Dec-12
Total non-performing loans held-in-portfolio, excluding covered loans	$597,948	$617,573	$1,425,133
Non-performing loans held-for-sale	1,092	2,099	96,320
Other real estate owned (“OREO”), excluding covered OREO	135,501	135,502	266,844
Total non-performing assets, excluding covered assets	734,541	755,174	1,788,297
Covered loans and OREO	187,261	188,353	213,469
Total non-performing assets	$921,802	$943,527	$2,001,766
Net charge-offs for the quarter (excluding covered loans)	$35,366	$57,892	$100,854

Ratios (excluding covered loans):
Non-performing loans held-in-portfolio to loans held-in-portfolio	2.77%	2.88%	6.79%
Allowance for loan losses to loans held-in-portfolio	2.49	2.46	2.96
Allowance for loan losses to non-performing loans, excluding loans held-for-sale	90.05	85.19	43.62

Refer to Table H for additional information.

Provision for Loan Losses

(Unaudited)	Quarters ended			Years ended
(In thousands)	31-Dec-13	30-Sep-13	31-Dec-12	31-Dec-13	31-Dec-12
Provision (reversal) for loan losses - non-covered loans:
BPPR	$62,658	$50,475	$78,092	$547,886	$282,061
BPNA	(14,929)	4,755	8,164	(14,719)	52,041
Total provision for loan losses - non-covered loans	47,729	55,230	86,256	533,167	334,102
Provision (reversal) for loan losses - covered loans	8,907	17,433	(3,445)	69,396	74,839
Total provision for loan losses	$56,636	$72,663	$82,811	$602,563	$408,941

Asset quality continued to steadily improve during the fourth quarter of 2013, including further decreases in non-performing loans and net charge-offs, both of which reached new record lows in over five years. These improvements are particularly driven by the US portfolios, as the overall credit quality of the portfolios in the BPPR segment remained stable. The following presents credit quality performance for the fourth quarter of 2013 for the Corporation’s non-covered portfolio.

  Non-performing loans held-in-portfolio decreased by $19.6 million, or 3.2%, from the previous quarter, led by declines in the commercial, legacy and construction NPLs, partially offset by higher mortgage NPLs in the BPPR segment. The mortgage NPL increase at BPPR mainly arises from the significant reduction in NPL balances as a result of the bulk sale completed in the second quarter of 2013, which has led to reduced levels of outflows.
  Inflows of NPLs held-in-portfolio, excluding consumer loans, decreased by $20.5 million, or 12.6%, from the previous quarter, principally driven by improvements in the commercial NPL inflows at both the BPPR and BPNA segments. Mortgage NPL inflows remained flat quarter over quarter.

  Net charge-offs for the fourth quarter amounted to $35.4 million, or 0.66% of average non-covered loans held-in-portfolio (on an annualized basis), compared to $57.9 million, or 1.08% in the third quarter 2013. The decrease of $22.5 million is mainly driven by higher recoveries of $16.5 million, which include an $8.9 million recovery associated with an opportunistic sale of a portfolio of previously charged-off credit cards and personal loans in the BPPR segment. Excluding the effect of the previously charged-off consumer loans in BPPR, the net charge-offs ratio was 0.83%, an improvement of 25 basis points compared to the third quarter. Refer to Table J for further information on net charge-offs and related ratios.
  The allowance for loan losses increased by $12.4 million from the third quarter of 2013, mainly driven by higher reserves in the BPPR segment. The general and specific reserves related to non-covered loans totaled $435.0 million and $103.5 million, respectively, at quarter-end, compared with $418.0 million and $108.1 million, respectively, as of September 30, 2013. The ratio of the allowance for loan losses to loans held-in-portfolio stood at 2.49% in the fourth quarter of 2013, compared to 2.46% on the previous quarter.
  The ratio of allowance for loan losses to non-performing loans held-in-portfolio increased to 90.1% from 85.2% in the previous quarter.
  The provision for loan losses for the fourth quarter of 2013 declined by $7.5 million, or 13.6%, versus the previous quarter mainly driven by the continued improvements in the credit quality of the US portfolios.
Credit Quality by Segment
(Unaudited)
(In thousands)	Quarters ended
BPPR	31-Dec-13	30-Sep-13	31-Dec-12
Provision for loan losses	$62,658	$50,475	$78,092
Net charge-offs (excludes NPLs sale)	35,256	44,678	78,050
Total non-performing loans held-in-portfolio,
excluding covered loans	447,255	441,253	1,191,982
Allowance/ non-covered loans held-in-portfolio	2.69%	2.55%	2.92%

	Quarters ended
BPNA	31-Dec-13	30-Sep-13	31-Dec-12
Provision for loan losses (reversal of provision)	$(14,929)	$4,755	$8,164
Net charge-offs	110	13,214	22,804
Total non-performing loans held-in-portfolio,
excluding covered loans	150,693	176,320	233,151
Allowance/ non-covered loans held-in-portfolio	1.95%	2.20%	3.07%

BPPR Segment

  Total NPLs held-in-portfolio increased by $6.0 million from the third quarter of 2013, largely driven by higher residential mortgage NPLs of $28.6 million, offset in part by reductions in the commercial and construction NPLs of $18.5 million and $4.9 million, respectively. Although mortgage NPL inflows remained flat, the NPL upward trend stems from reduced level of outflows, reflective of the significant reduction in the NPL balances, which fell to their lowest level in the credit cycle as a result of the bulk sale during the second quarter of 2013.
  Inflows of NPLs held-in-portfolio, excluding consumer loans, decreased by $9.8 million, or 7.2%, from the third quarter of 2013, driven by improvements in the commercial inflows, as the portfolio continues to show improving credit trends.
  Net charge-offs decreased by $9.4 million, or 21.1%, from the third quarter of 2013 primarily related to recoveries associated with the sale during the fourth quarter of 2013 of a portfolio of previously charged-off credit cards and personal loans. The ratio of net charge-offs to average loans held-in-portfolio fell to 0.90% on an annualized basis, from 1.15% in the previous quarter. Excluding the effect of the sale, the net charge-off ratio decreased slightly to 1.12% during the fourth quarter.
  The allowance for loan losses increased by $27.4 million from the third quarter of 2013. The increase in the ALLL was mostly influenced by the environmental factors adjustment in the allowance methodology considering prevailing economic conditions in Puerto Rico. The allowance for loan losses as a percentage of loans held-in-portfolio increased to 2.69% from 2.55% in the third quarter of 2013.
  The ratio of allowance for loan losses to non-performing loans held-in-portfolio increased to 95.4% from 90.5% in the previous quarter.

  The provision for loan losses for the fourth quarter of 2013 amounted to $62.7 million, increasing by $12.2 million from the previous quarter.

BPNA Segment

  Total NPLs loans held-in-portfolio decreased by $25.6 million, or 14.5%, from the third quarter of 2013, reflective of sustained improvements in credit performance and loan resolutions. Total inflows of non-performing loans held-in-portfolio, excluding consumer loans, decreased by $10.7 million, or 40.2%, from the third quarter of 2013.
  Net charge-offs decreased by $13.1 million, or 99.2%, from the previous quarter of 2013, primarily due to lower gross charge-offs in all loan categories, coupled with an increase in recoveries of $7.6 million, or 52.3%, from the third quarter of 2013, both most significantly in the commercial and legacy portfolios. The ratio of net charge-offs to average loans held-in-portfolio dipped to 0.01% on an annualized basis, compared to 0.91% in the previous quarter.
  The allowance for loan losses decreased by $15.0 million from the third quarter of 2013 driven by continued credit quality improvements. The allowance for loan losses as a percentage of loans held-in-portfolio decreased to 1.95% from 2.20% in the third quarter of 2013. In light of these improvements, the provision for loan losses in the third quarter of 2013 resulted in a provision release of $14.9 million, resulting in a lower provision by $19.7 million compared to the previous quarter.

Financial Condition Highlights

(Unaudited)
(In thousands)	31-Dec-13	30-Sep-13	31-Dec-12
Total loans held-in-portfolio (net)	$23,955,738	$23,860,264	$24,008,557
Total assets	35,749,298	36,052,116	36,507,535
Deposits	26,711,145	26,395,054	27,000,613
Borrowings	3,645,246	4,164,104	4,430,673
Total liabilities	31,123,093	31,658,231	32,397,535
Stockholders’ equity	4,626,205	4,393,885	4,110,000

Total assets decreased by approximately $302.8 million from the third quarter of 2013 driven by:

  A decrease in the covered loan portfolio balance of $91.6 million due to the continuation of loan resolutions and the normal portfolio run-off.
  A decrease in the FDIC loss share asset of $376.1 million mainly due to collections and the amortization of the asset, reflecting a decrease in estimated losses during the quarter.
  Other assets decreased by $116.0 million due mainly to a reduction in the deferred tax asset of $101.2 million largely related to a positive adjustment in the pension plan liability and a $22.4 million decrease in the investment in EVERTEC, reflecting the impact of their previously mentioned secondary offering during the month of December .

These decreases were partially offset by:

  An increase of $158.2 million in investment securities available for sale, primarily due to the purchase of US Agency positions at both BPPR and BPNA, offset by a decrease in CMOs and mortgage backed securities, mainly due to prepayments.
  An increase of $183.2 million in non-covered loans held-in-portfolio mainly due to commercial and mortgage loans, offset by a decrease in construction loans at BPPR.

Total liabilities decreased by $535.1 million from the third quarter of 2013, driven by:

  A decrease in repurchase agreements and other short-term borrowings of $558.9 million, as part of the Corporation’s normal funding activities.
  A decrease of $332.4 million in other liabilities mainly due to $157.9 million in unsettled purchases of trading securities and a decrease of approximately $139.6 million in the pension plan liability resulting from a positive actuarial valuation adjustment.

These decreases were partially offset by:

  An increase of $316.1 million in deposits, primarily due to non-brokered time deposits and demand deposits, offset by a decrease in savings and brokered certificates of deposits. Refer to Table G for details of deposit accounts.

Stockholders’ equity increased by $232.3 million from the third quarter of 2013, mainly as a result of the net income for the quarter of $163.0 million and a decrease of $68.3 million in other comprehensive loss due to the net effect of the above mentioned decrease in the pension plan liability, partially offset by net unrealized losses on investment securities available-for-sale. Refer to Table A for capital ratios.

Refer to Table C for the Statements of Financial Condition.

Forward-Looking Statements

The information included in this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements. Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the fiscal and monetary policies of the federal government and its agencies; (iv) changes in federal bank regulatory and supervisory policies, including required levels of capital and the impact of proposed capital standards on our capital ratios; (v) the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our businesses, business practices and cost of operations; (vi) regulatory approvals that may be necessary to undertake certain actions or consummate strategic transactions such as acquisitions and dispositions; (vii) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets in Puerto Rico and the other markets in which borrowers are located; (viii) the performance of the stock and bond markets; (ix) competition in the financial services industry; (x) additional Federal Deposit Insurance Corporation assessments; and (xi) possible legislative, tax or regulatory changes. For a discussion of such factors and certain risks and uncertainties to which the Corporation is subject, see the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, as well as its filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, the Corporation assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the 40 largest U.S. banks by assets. In the United States, Popular has established a community-banking franchise, doing business as Popular Community Bank, providing a broad range of financial services and products with branches in New York, New Jersey, Illinois, Florida and California.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular will hold a conference call to discuss the financial results today Thursday, January 23, 2014 at 10:00 a.m. Eastern time. The call will be broadcast live over the Internet and can be accessed through the investor relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 866-202-3048 or 617-213-8843. The conference code is 59936852.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available from 4:00 p.m. on Thursday, January 23, 2014 to 11:59 p.m. on Thursday, January 30, 2014, at 888-286-8010 or 617-801-6888. The replay passcode is 48357719.

Popular, Inc.
Financial Supplement to Fourth Quarter 2013 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER

Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE

Table F - Mortgage Banking Activities and Other Service Fees

Table G - Loans and Deposits

Table H - Non-Performing Assets

Table I - Activity in Non-Performing Loans

Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED

Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS

Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS

Table N - Reconciliation to GAAP Financial Measures

Table O - Financial Information - Westernbank Covered Loans

Table P - Adjusted Consolidated Statement of Operations for the Year Ended December 31, 2013 (Non-GAAP)

POPULAR, INC.
Financial Supplement to Fourth Quarter 2013 Earnings Release
Table A - Selected Ratios and Other Information
(Unaudited)

	Quarters ended			Years ended
	31-Dec-13	30-Sep-13	31-Dec-12	31-Dec-13	31-Dec-12
Net income per common share:

Basic	$1.58	$2.22	$0.81	$5.80	$2.36

Diluted	$1.57	$2.22	$0.81	$5.78	$2.35

Average common shares outstanding	102,774,144	102,714,262	102,628,274	102,693,685	102,429,755

Average common shares outstanding - assuming dilution	103,081,417	103,017,443	102,801,581	103,061,475	102,653,610

Common shares outstanding at end of period	103,397,699	103,327,146	103,169,806	103,397,699	103,169,806

Market value per common share	$28.73	$26.25	$20.79	$28.73	$20.79

Market capitalization - (In millions)	$2,971	$2,712	$2,145	$2,971	$2,145

Return on average assets	1.79%	2.51%	0.92%	1.65%	0.68%

Return on average common equity	14.59%	21.64%	8.50%	14.43%	6.37%

Net interest margin [2]	4.74%	4.49%	4.42%	4.52%	4.36%

Common equity per share	$44.26	$42.04	$39.35	$44.26	$39.35

Tangible common book value per common share (non-GAAP) [1]	$37.56	$35.32	$32.55	$37.56	$32.55

Tangible common equity to tangible assets (non-GAAP) [1]	11.08%	10.32%	9.38%	11.08%	9.38%

Tier 1 risk-based capital [3]	19.41%	18.54%	17.35%	19.41%	17.35%

Total risk-based capital [3]	20.69%	19.82%	18.63%	20.69%	18.63%

Tier 1 leverage [3]	12.85%	12.26%	11.52%	12.85%	11.52%

Tier 1 common equity to risk-weighted assets (non-GAAP) [1] [3]	15.03%	14.20%	13.18%	15.03%	13.18%
[1] Refer to Table N for Non-GAAP reconciliations.

[2] Not on a taxable equivalent basis.

[3] Capital ratios for the current quarter are estimated.

POPULAR, INC.
Financial Supplement to Fourth Quarter 2013 Earnings Release
Table B - Consolidated Statement of Operations
(Unaudited)
	Quarters ended		Variance	Quarter ended	Variance	Years ended
(In thousands, except per share information)	31-Dec-13	30-Sep-13	Q4 2013 vs.Q3 2013	31-Dec-12	Q4 2013 vs.Q4 2012	31-Dec-13	31-Dec-12
Interest income:
Loans	$408,566	$392,195	$16,371	$394,294	$14,272	$1,581,612	$1,560,687
Money market investments	832	848	(16)	929	(97)	3,464	3,703
Investment securities	34,317	33,561	756	38,420	(4,103)	141,807	168,632
Trading account securities	5,361	5,242	119	5,155	206	21,573	22,824
Total interest income	449,076	431,846	17,230	438,798	10,278	1,748,456	1,755,846
Interest expense:
Deposits	31,396	31,848	(452)	40,919	(9,523)	137,364	184,216
Short-term borrowings	9,320	9,564	(244)	10,302	(982)	38,433	46,805
Long-term debt	32,018	36,228	(4,210)	36,160	(4,142)	140,079	148,192
Total interest expense	72,734	77,640	(4,906)	87,381	(14,647)	315,876	379,213
Net interest income	376,342	354,206	22,136	351,417	24,925	1,432,580	1,376,633
Provision for loan losses - non-covered loans	47,729	55,230	(7,501)	86,256	(38,527)	533,167	334,102
Provision for loan losses - covered loans	8,907	17,433	(8,526)	(3,445)	12,352	69,396	74,839
Net interest income after provision for loan losses	319,706	281,543	38,163	268,606	51,100	830,017	967,692
Service charges on deposit accounts	42,154	43,096	(942)	44,449	(2,295)	172,909	183,026
Other service fees	61,566	58,584	2,982	65,283	(3,717)	235,125	237,865
Mortgage banking activities	14,392	18,896	(4,504)	24,373	(9,981)	71,673	84,791
Net gain (loss) and valuation adjustments on investment securities	2,110	-	2,110	(1,422)	3,532	7,966	(1,707)
Trading account (loss) profit	(1,547)	(6,607)	5,060	(1,562)	15	(13,483)	4,478
Net gain (loss) on sale of loans, including valuation adjustments on loans held-for-sale	5,402	3,454	1,948	3,043	2,359	(49,130)	(27,416)
Adjustments (expense) to indemnity reserves on loans sold	(6,892)	(2,387)	(4,505)	(3,208)	(3,684)	(37,054)	(21,198)
FDIC loss share (expense) income	(37,164)	(14,866)	(22,298)	(36,824)	(340)	(82,051)	(56,211)
Other operating income	111,169	191,789	(80,620)	56,348	54,821	504,614	127,584
Total non-interest income	191,190	291,959	(100,769)	150,480	40,710	810,569	531,212
Operating expenses:
Personnel costs
Salaries	75,310	76,735	(1,425)	74,846	464	299,782	301,965
Commissions, incentives and other bonuses	13,965	14,457	(492)	14,817	(852)	59,437	54,702
Pension, postretirement and medical insurance	13,948	14,724	(776)	16,453	(2,505)	58,658	66,976
Other personnel costs, including payroll taxes	11,137	10,923	214	10,209	928	43,990	42,059
Total personnel costs	114,360	116,839	(2,479)	116,325	(1,965)	461,867	465,702
Net occupancy expenses	27,039	24,711	2,328	26,116	923	99,331	97,259
Equipment expenses	11,922	11,768	154	11,602	320	47,483	45,290
Other taxes	13,663	17,749	(4,086)	11,942	1,721	58,286	50,120
Professional fees	76,780	72,039	4,741	77,633	(853)	289,280	284,325
Communications	6,260	6,558	(298)	6,558	(298)	26,294	26,834
Business promotion	17,015	14,982	2,033	16,822	193	60,476	61,576
FDIC deposit insurance	15,630	16,100	(470)	13,691	1,939	60,513	85,697
Loss on early extinguishment of debt	-	3,388	(3,388)	12	(12)	3,388	25,196
Other real estate owned (OREO) expenses	10,558	17,175	(6,617)	1,079	9,479	80,236	23,520
Credit and debit card processing, volume, interchange and other expenses	5,409	5,076	333	4,646	763	20,812	19,729
Other operating expenses	21,587	17,746	3,841	26,339	(4,752)	74,737	84,712
Amortization of intangibles	2,480	2,468	12	2,467	13	9,883	10,072
Total operating expenses	322,703	326,599	(3,896)	315,232	7,471	1,292,586	1,280,032
Income before income tax	188,193	246,903	(58,710)	103,854	84,339	348,000	218,872
Income tax expense (benefit)	25,162	17,768	7,394	19,914	5,248	(251,327)	(26,403)
Net income	$163,031	$229,135	$(66,104)	$83,940	$79,091	$599,327	$245,275
Net income applicable to common stock	$162,100	$228,204	$(66,104)	$83,009	$79,091	$595,604	$241,552
Net income per common share - basic	$1.58	$2.22	$(0.64)	$0.81	$0.77	$5.80	$2.36
Net income per common share - diluted	$1.57	$2.22	$(0.65)	$0.81	$0.76	$5.78	$2.35

Popular, Inc.
Financial Supplement to Fourth Quarter 2013 Earnings Release
Table C - Consolidated Statement of Financial Condition
(Unaudited)
				Variance
				Q4 2013 vs.
(In thousands)	31-Dec-13	30-Sep-13	31-Dec-12	Q3 2013
Assets:
Cash and due from banks	$423,211	$368,590	$439,363	$54,621
Money market investments	858,453	961,788	1,085,580	(103,335)
Trading account securities, at fair value	339,743	338,848	314,525	895
Investment securities available-for-sale, at fair value	5,294,800	5,136,618	5,084,201	158,182
Investment securities held-to-maturity, at amortized cost	140,496	140,355	142,817	141
Other investment securities, at lower of cost or realizable value	181,752	198,864	185,443	(17,112)
Loans held-for-sale, at lower of cost or fair value	110,426	124,532	354,468	(14,106)
Loans held-in-portfolio:
Loans not covered under loss sharing agreements with the FDIC	21,704,010	21,520,054	21,080,005	183,956
Loans covered under loss sharing agreements with the FDIC	2,984,427	3,076,009	3,755,972	(91,582)
Less: Unearned income	92,144	92,871	96,813	(727)
Allowance for loan losses	640,555	642,928	730,607	(2,373)
Total loans held-in-portfolio, net	23,955,738	23,860,264	24,008,557	95,474
FDIC loss share asset	948,608	1,324,711	1,399,098	(376,103)
Premises and equipment, net	519,516	519,623	535,793	(107)
Other real estate not covered under loss sharing agreements with the FDIC	135,501	135,502	266,844	(1)
Other real estate covered under loss sharing agreements with the FDIC	168,007	159,968	139,058	8,039
Accrued income receivable	131,536	122,881	125,728	8,655
Mortgage servicing assets, at fair value	161,099	161,445	154,430	(346)
Other assets	1,687,523	1,803,478	1,569,578	(115,955)
Goodwill	647,757	647,757	647,757	-
Other intangible assets	45,132	46,892	54,295	(1,760)
Total assets	$35,749,298	$36,052,116	$36,507,535	$(302,818)
Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$5,922,682	$5,762,554	$5,794,629	$160,128
Interest bearing	20,788,463	20,632,500	21,205,984	155,963
Total deposits	26,711,145	26,395,054	27,000,613	316,091
Federal funds purchased and assets sold under agreements to repurchase	1,659,292	1,793,208	2,016,752	(133,916)
Other short-term borrowings	401,200	826,200	636,200	(425,000)
Notes payable	1,584,754	1,544,696	1,777,721	40,058
Other liabilities	766,702	1,099,073	966,249	(332,371)
Total liabilities	31,123,093	31,658,231	32,397,535	(535,138)
Stockholders’ equity:
Preferred stock	50,160	50,160	50,160	-
Common stock	1,034	1,034	1,032	-
Surplus	4,170,152	4,155,244	4,150,294	14,908
Retained earnings	594,430	445,330	11,826	149,100
Treasury stock	(880)	(877)	(444)	(3)
Accumulated other comprehensive loss	(188,691)	(257,006)	(102,868)	68,315
Total stockholders’ equity	4,626,205	4,393,885	4,110,000	232,320
Total liabilities and stockholders’ equity	$35,749,298	$36,052,116	$36,507,535	$(302,818)

Popular, Inc.
Financial Supplement to Fourth Quarter 2013 Earnings Release
Table D - Consolidated Average Balances and Yield / Rate Analysis - QUARTER
(Unaudited)

	Quarter ended			Quarter ended			Quarter ended			Variance			Variance
	31-Dec-13			30-Sep-13			31-Dec-12			Q4 2013 vs. Q3 2013			Q4 2013 vs. Q4 2012
($ amounts in millions; yields not on a taxable equivalent basis)	Average balance	Income / Expense	Yield / Rate	Average balance	Income/ Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate	Average balance	Income / Expense	Yield / Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$7,038	$40.5	2.30%	$6,813	$39.7	2.32%	$6,693	$44.5	2.66%	$225	$0.8	(0.02)%	$345	($4.0)	(0.36)%
Loans not covered under loss sharing agreements with the FDIC:
Commercial	10,097	122.6	4.82	10,107	126.0	4.95	10,200	124.1	4.84	(10)	(3.4)	(0.13)	(103)	(1.5)	(0.02)
Construction	291	4.8	6.58	319	4.3	5.30	386	3.3	3.44	(28)	0.5	1.28	(95)	1.5	3.14
Mortgage	6,688	87.1	5.21	6,633	81.7	4.93	6,169	81.0	5.25	55	5.4	0.28	519	6.1	(0.04)
Consumer	3,906	96.7	9.82	3,906	97.6	9.91	3,835	97.5	10.11	-	(0.9)	(0.09)	71	(0.8)	(0.29)
Lease financing	538	10.5	7.79	537	10.9	8.08	540	11.4	8.48	1	(0.4)	(0.29)	(2)	(0.9)	(0.69)
Total loans not covered under loss sharing agreements with the FDIC	21,520	321.7	5.95	21,502	320.5	5.93	21,130	317.3	5.98	18	1.2	0.02	390	4.4	(0.03)
Loans covered under loss sharing agreements with the FDIC	3,017	86.8	11.43	3,119	71.6	9.13	3,832	77.0	8.01	(102)	15.2	2.30	(815)	9.8	3.42
Total loans	24,537	408.5	6.62	24,621	392.1	6.33	24,962	394.3	6.29	(84)	16.4	0.29	(425)	14.2	0.33
Total interest earning assets	31,575	$449.0	5.66%	31,434	$431.8	5.47%	31,655	$438.8	5.52%	141	$17.2	0.19%	(80)	$10.2	0.14%
Allowance for loan losses	(632)			(632)			(754)			-			122
Other non-interest earning assets	5,092			5,372			5,400			(280)			(308)
Total average assets	$36,035			$36,174			$36,301			($139)			($266)

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$5,653	$4.4	0.31%	$5,766	$4.1	0.29%	$5,707	$6.1	0.43%	($113)	$0.3	0.02%	($54)	($1.7)	(0.12)%
Savings	6,872	3.8	0.22	6,828	3.7	0.21	6,654	4.8	0.29	44	0.1	0.01	218	(1.0)	(0.07)
Time deposits	8,381	23.2	1.10	8,231	24.0	1.16	8,650	30.0	1.38	150	(0.8)	(0.06)	(269)	(6.8)	(0.28)
Total interest bearing deposits	20,906	31.4	0.60	20,825	31.8	0.61	21,011	40.9	0.77	81	(0.4)	(0.01)	(105)	(9.5)	(0.17)
Borrowings	3,795	41.3	4.35	4,404	45.8	4.15	4,704	46.5	3.94	(609)	(4.5)	0.20	(909)	(5.2)	0.41
Total interest bearing liabilities	24,701	72.7	1.17	25,229	77.6	1.23	25,715	87.4	1.35	(528)	(4.9)	(0.06)	(1,014)	(14.7)	(0.18)
Net interest spread			4.49%			4.24%			4.17%			0.25%			0.32%
Non-interest bearing deposits	5,829			5,741			5,583			88			246
Other liabilities	1,046			969			1,067			77			(21)
Stockholders' equity	4,459			4,235			3,936			224			523
Total average liabilities and stockholders' equity	$36,035			$36,174			$36,301			($139)			($266)

Net interest income / margin non-taxable equivalent basis		$376.3	4.74%		$354.2	4.49%		$351.4	4.42%		$22.1	0.25%		$24.9	0.32%

Popular, Inc.
Financial Supplement to Fourth Quarter 2013 Earnings Release
Table E - Consolidated Average Balances and Yield / Rate Analysis - YEAR-TO-DATE
(Unaudited)

	Year ended			Year ended
	31-Dec-13			31-Dec-12			Variance
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
($ amounts in millions; yields not on a taxable equivalent basis)	balance	Expense	Rate	balance	Expense	Rate	balance	Expense	Rate
Assets:
Interest earning assets:
Money market, trading and investment securities	$6,941	$166.8	2.40%	$6,724	$195.1	2.90%	$217	($28.3)	(0.50)%
Loans not covered under loss sharing agreements with the FDIC:
Commercial	10,077	491.5	4.88	10,226	501.7	4.91	(149)	(10.2)	(0.03)
Construction	323	16.3	5.04	459	16.6	3.61	(136)	(0.3)	1.43
Mortgage	6,688	343.4	5.13	5,817	314.9	5.41	871	28.5	(0.28)
Consumer	3,879	386.3	9.96	3,749	379.1	10.11	130	7.2	(0.15)
Lease financing	540	43.5	8.07	545	47.0	8.62	(5)	(3.5)	(0.55)
Total loans not covered under loss sharing agreements with the FDIC	21,507	1,281.0	5.96	20,796	1,259.3	6.06	711	21.7	(0.10)
Loans covered under loss sharing agreements with the FDIC	3,228	300.7	9.32	4,050	301.4	7.44	(822)	(0.7)	1.88
Total loans	24,735	1,581.7	6.39	24,846	1,560.7	6.28	(111)	21.0	0.11
Total interest earning assets	31,676	$1,748.5	5.52%	31,570	$1,755.8	5.56%	106	($7.3)	(0.04)%
Allowance for loan losses	(649)			(772)			123
Other non-interest earning assets	5,240			5,466			(226)
Total average assets	$36,267			$36,264			$3

Liabilities and Stockholders' Equity:
Interest bearing deposits:
NOW and money market	$5,738	$19.5	0.34%	$5,555	$24.6	0.44%	$183	($5.1)	(0.10)%
Savings	6,792	16.0	0.24	6,571	21.8	0.33	221	(5.8)	(0.09)
Time deposits	8,514	101.9	1.20	9,421	137.8	1.46	(907)	(35.9)	(0.26)
Total interest bearing deposits	21,044	137.4	0.65	21,547	184.2	0.85	(503)	(46.8)	(0.20)
Borrowings	4,293	178.5	4.16	4,416	195.0	4.42	(123)	(16.5)	(0.26)
Total interest bearing liabilities	25,337	315.9	1.25	25,963	379.2	1.46	(626)	(63.3)	(0.21)
Net interest spread			4.27%			4.10%			0.17%
Non-interest bearing deposits	5,728			5,357			371
Other liabilities	1,026			1,100			(74)
Stockholders' equity	4,176			3,844			332
Total average liabilities and stockholders' equity	$36,267			$36,264			$3

Net interest income / margin non-taxable equivalent basis		$1,432.6	4.52%		$1,376.6	4.36%		$56.0	0.16%

Popular, Inc.
Financial Supplement to Fourth Quarter 2013 Earnings Release
Table F - Mortgage Banking Activities and Other Service Fees
(Unaudited)

Mortgage Banking Activities				Variance
	Quarters ended			Q4 2013 vs.	Q4 2013 vs.	Years ended		Variance
(In thousands)	31-Dec-13	30-Sep-13	31-Dec-12	Q3 2013	Q4 2012	31-Dec-13	31-Dec-12	2013 vs. 2012
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$ 11,371	$ 11,547	$ 11,837	$ (176)	$ (466)	$ 45,481	$ 48,176	$ (2,695)
Mortgage servicing rights fair value adjustments	(4,541)	3,879	(10,189)	(8,420)	5,648	(11,403)	(17,406)	6,003
Total mortgage servicing fees, net of fair value adjustments	6,830	15,426	1,648	(8,596)	5,182	34,078	30,770	3,308
Net gain (loss) on sale of loans, including valuation on loans	9,751	3,559	27,153	6,192	(17,402)	26,719	76,181	(49,462)
Trading account (loss) profit:
Unrealized gain (losses) on outstanding derivative positions	1,011	(865)	458	1,876	553	746	304	442
Realized gain (losses) on closed derivative positions	(3,200)	776	(4,886)	(3,976)	1,686	10,130	(22,464)	32,594
Total trading account (loss) profit	(2,189)	(89)	(4,428)	(2,100)	2,239	10,876	(22,160)	33,036
Total mortgage banking activities	$ 14,392	$ 18,896	$ 24,373	$ (4,504)	$ (9,981)	$ 71,673	$ 84,791	$ (13,118)

Other Service Fees				Variance
	Quarters ended			Q4 2013 vs.	Q4 2013 vs.	Years ended		Variance
(In thousands)	31-Dec-13	30-Sep-13	31-Dec-12	Q3 2013	Q4 2012	31-Dec-13	31-Dec-12	2013 vs. 2012
Other service fees:
Debit card fees	$ 11,124	$ 11,005	$ 11,629	$ 119	$ (505)	$ 43,262	$ 44,852	$ (1,590)
Insurance fees	17,530	13,255	17,050	4,275	480	55,323	53,825	1,498
Credit card fees	17,328	16,890	17,193	438	135	66,309	61,576	4,733
Sale and administration of investment products	7,331	8,981	9,721	(1,650)	(2,390)	35,272	37,766	(2,494)
Trust fees	4,525	4,148	4,226	377	299	17,285	16,353	932
Processing fees	-	-	1,511	-	(1,511)	-	6,330	(6,330)
Other fees	3,728	4,305	3,953	(577)	(225)	17,674	17,163	511
Total other service fees	$ 61,566	$ 58,584	$ 65,283	$ 2,982	$ (3,717)	$ 235,125	$ 237,865	$ (2,740)

Popular, Inc.
Financial Supplement to Fourth Quarter 2013 Earnings Release
Table G - Loans and Deposits
(Unaudited)

Loans - Ending Balances
				Variance
(In thousands)	31-Dec-13	30-Sep-13	31-Dec-12	Q4 2013 vs. Q3 2013	Q4 2013 vs. Q4 2012
Loans not covered under FDIC loss sharing agreements:
Commercial	$ 10,037,184	$ 9,845,477	$ 9,858,202	$ 191,707	$ 178,982
Construction	206,084	293,220	252,857	(87,136)	(46,773)
Legacy [1]	211,135	235,645	384,217	(24,510)	(173,082)
Lease financing	543,761	539,290	540,523	4,471	3,238
Mortgage	6,681,476	6,613,133	6,078,507	68,343	602,969
Consumer	3,932,226	3,900,418	3,868,886	31,808	63,340
Total non-covered loans held-in-portfolio	$ 21,611,866	$ 21,427,183	$ 20,983,192	$ 184,683	$ 628,674
Loans covered under FDIC loss sharing agreements	2,984,427	3,076,009	3,755,972	(91,582)	(771,545)
Total loans held-in-portfolio	$ 24,596,293	$ 24,503,192	$ 24,739,164	$ 93,101	$ (142,871)
Loans held-for-sale:
Commercial	$ 603	$ -	$ 16,047	$ 603	$ (15,444)
Construction	-	-	78,140	-	(78,140)
Legacy [1]	-	1,680	2,080	(1,680)	(2,080)
Mortgage	109,823	122,852	258,201	(13,029)	(148,378)
Total loans held-for-sale	$ 110,426	$ 124,532	$ 354,468	$ (14,106)	$ (244,042)
Total loans	$ 24,706,719	$ 24,627,724	$ 25,093,632	$ 78,995	$ (386,913)
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

Deposits - Ending Balances
				Variance
(In thousands)	31-Dec-13	30-Sep-13	31-Dec-12	Q4 2013 vs. Q3 2013	Q4 2013 vs. Q4 2012
Demand deposits [1]	$ 6,590,963	$ 6,410,458	$ 6,442,739	$ 180,505	$ 148,224
Savings, NOW and money market deposits (non-brokered)	11,255,309	11,335,441	11,190,335	(80,132)	64,974
Savings, NOW and money market deposits (brokered)	553,521	552,053	456,830	1,468	96,691
Time deposits (non-brokered)	6,478,103	6,181,676	6,541,660	296,427	(63,557)
Time deposits (brokered CDs)	1,833,249	1,915,426	2,369,049	(82,177)	(535,800)
Total deposits	$ 26,711,145	$ 26,395,054	$ 27,000,613	$ 316,091	$ (289,468)
[1] Includes interest and non-interest demand bearing deposits.

Popular, Inc.
Financial Supplement to Fourth Quarter 2013 Earnings Release
Table H - Non-Performing Assets
(Unaudited)
							Variance
(Dollars in thousands)	31-Dec-13	As a % of loans HIP by category	30-Sep-13	As a % of loans HIP by category	31-Dec-12	As a % of loans HIP by category	Q4 2013 vs. Q3 2013	Q4 2013 vs. Q4 2012
Non-accrual loans:
Commercial	$ 279,053	2.8%	$ 316,040	3.2%	$ 665,289	6.7%	$ (36,987)	$ (386,236)
Construction	23,771	11.5	28,782	9.8	43,350	17.1	(5,011)	(19,579)
Legacy [1]	15,050	7.1	24,206	10.3	40,741	10.6	(9,156)	(25,691)
Lease financing	3,495	0.6	3,716	0.7	4,865	0.9	(221)	(1,370)
Mortgage	232,681	3.5	203,208	3.1	630,130	10.4	29,473	(397,449)
Consumer	43,898	1.1	41,621	1.1	40,758	1.1	2,277	3,140
Total non-performing loans held-in-
portfolio, excluding covered loans	597,948	2.8%	617,573	2.9%	1,425,133	6.8%	(19,625)	(827,185)
Non-performing loans held-for-sale [2]	1,092		2,099		96,320		(1,007)	(95,228)
Other real estate owned (“OREO”),
excluding covered OREO	135,501		135,502		266,844		(1)	(131,343)
Total non-performing assets,
excluding covered assets	734,541		755,174		1,788,297		(20,633)	(1,053,756)
Covered loans and OREO	187,261		188,353		213,469		(1,092)	(26,208)
Total non-performing assets	$ 921,802		$ 943,527		$ 2,001,766		$ (21,725)	$ (1,079,964)
Accruing loans past due 90 days or more [3]	$ 418,028		$ 414,189		$ 388,712		$ 3,839	$ 29,316
Ratios excluding covered loans:
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.77%		2.88%		6.79%
Allowance for loan losses to loans
held-in-portfolio	2.49		2.46		2.96
Allowance for loan losses to
non-performing loans, excluding loans
held-for-sale	90.05		85.19		43.62
Ratios including covered loans:
Non-performing assets to total assets	2.58%		2.62%		5.48%
Non-performing loans held-in-portfolio
to loans held-in-portfolio	2.51		2.64		6.06
Allowance for loan losses to loans
held-in-portfolio	2.60		2.62		2.95
Allowance for loan losses to non-performing
loans, excluding loans held-for-sale	103.78		99.53		48.72
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

[2] Non-performing loans held-for-sale as of December 31, 2013 consisted of $603 thousand in commercial loans and $489 thousand in mortgage loans (September 30, 2013 - $1.7 million in legacy loans and $0.4 million in mortgage loans; December 31, 2012 - $78 million in construction loans, $16 million in commercial loans, $2 million in legacy loans and $53 thousand in mortgage loans).

[3] It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to nonperforming since the principal repayment is insured. These balances include $111 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of December 31, 2013.

Popular, Inc.
Financial Supplement to Fourth Quarter 2013 Earnings Release
Table I - Activity in Non-Performing Loans
(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-13			30-Sep-13
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$ 204,569	$ 111,471	$ 316,040	$ 199,720	$ 123,435	$ 323,155
Plus:
New non-performing loans	31,649	7,905	39,554	40,257	17,898	58,155
Advances on existing non-performing loans	-	5	5	-	304	304
Less:
Non-performing loans transferred to OREO	(4,800)	(505)	(5,305)	(811)	(1,036)	(1,847)
Non-performing loans charged-off	(21,548)	(10,359)	(31,907)	(17,773)	(9,572)	(27,345)
Loans returned to accrual status / loan collections	(23,773)	(14,682)	(38,455)	(16,824)	(19,073)	(35,897)
Loans transferred to held-for-sale	-	(879)	(879)	-	(485)	(485)
Ending balance NPLs	$ 186,097	$ 92,956	$ 279,053	$ 204,569	$ 111,471	$ 316,040

Construction loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-13			30-Sep-13
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$ 23,019	$ 5,763	$ 28,782	$ 39,044	$ 5,834	$ 44,878
Plus:
New non-performing loans	-	-	-	2,000	-	2,000
Less:
Non-performing loans transferred to OREO	-	-	-	(775)	-	(775)
Non-performing loans charged-off	(1,511)	-	(1,511)	(1,442)	-	(1,442)
Loans returned to accrual status / loan collections	(3,400)	(100)	(3,500)	(15,808)	(71)	(15,879)
Ending balance NPLs	$ 18,108	$ 5,663	$ 23,771	$ 23,019	$ 5,763	$ 28,782

Mortgage loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-13			30-Sep-13
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$ 177,835	$ 25,373	$ 203,208	$ 144,717	$ 27,105	$ 171,822
Plus:
New non-performing loans	94,721	5,593	100,314	93,867	5,265	99,132
Less:
Non-performing loans transferred to OREO	(3,691)	(710)	(4,401)	(3,161)	(1,236)	(4,397)
Non-performing loans charged-off	(5,787)	(825)	(6,612)	(5,539)	(1,791)	(7,330)
Loans returned to accrual status / loan collections	(56,689)	(3,139)	(59,828)	(52,049)	(3,970)	(56,019)
Ending balance NPLs	$ 206,389	$ 26,292	$ 232,681	$ 177,835	$ 25,373	$ 203,208

Legacy loans held-in-portfolio:
	Quarter ended			Quarter ended
	31-Dec-13			30-Sep-13
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$ -	$ 24,206	$ 24,206	$ -	$ 28,434	$ 28,434
Plus:
New non-performing loans	-	2,449	2,449	-	3,168	3,168
Advances on existing non-performing loans	-	45	45	-	97	97
Less:
Non-performing loans charged-off	-	(3,740)	(3,740)	-	(5,013)	(5,013)
Loans returned to accrual status / loan collections	-	(7,910)	(7,910)	-	(2,480)	(2,480)
Ending balance NPLs	$ -	$ 15,050	$ 15,050	$ -	$ 24,206	$ 24,206

Total non-performing loans held-in-portfolio (excluding consumer loans):
	Quarter ended			Quarter ended
	31-Dec-13			30-Sep-13
(In thousands)	BPPR	BPNA	Popular, Inc.	BPPR	BPNA	Popular, Inc.
Beginning balance NPLs	$ 405,423	$ 166,813	$ 572,236	$ 383,481	$ 184,808	$ 568,289
Plus:
New non-performing loans	126,370	15,947	142,317	136,124	26,331	162,455
Advances on existing non-performing loans	-	50	50	-	401	401
Less:
Non-performing loans transferred to OREO	(8,491)	(1,215)	(9,706)	(4,747)	(2,272)	(7,019)
Non-performing loans charged-off	(28,846)	(14,924)	(43,770)	(24,754)	(16,376)	(41,130)
Loans returned to accrual status / loan collections	(83,862)	(25,831)	(109,693)	(84,681)	(25,594)	(110,275)
Loans transferred to held-for-sale	-	(879)	(879)	-	(485)	(485)
Ending balance NPLs	$ 410,594	$ 139,961	$ 550,555	$ 405,423	$ 166,813	$ 572,236

Popular, Inc.
Financial Supplement to Fourth Quarter 2013 Earnings Release
Table J - Allowance for Credit Losses, Net Charge-offs and Related Ratios
(Unaudited)

	Quarter ended					Quarter ended					Quarter ended
	31-Dec-13					30-Sep-13					31-Dec-12
(Dollars in thousands)	Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total
Balance at beginning of period	$ 526,100		$ 116,828	$ 642,928		$ 528,762		$ 106,457	$ 635,219		$ 636,299		$ 124,873	$ 761,172
Provision for loan losses	47,729		8,907	56,636		55,230		17,433	72,663		86,256		(3,445)	82,811
	573,829		125,735	699,564		583,992		123,890	707,882		722,555		121,428	843,983
Net loans charged-off (recovered):
BPPR
Commercial	15,177		13,433	28,610		16,145		2,533	18,678		41,540		492	42,032
Construction	(1,796)		6,067	4,271		(4,906)		2,893	(2,013)		(2,371)		7,561	5,190
Lease financing	838		-	838		470		-	470		516		-	516
Mortgage	6,981		4,729	11,710		11,393		1,579	12,972		17,310		885	18,195
Consumer	14,056		(586)	13,470		21,576		57	21,633		21,055		3,584	24,639
Total BPPR	35,256		23,643	58,899		44,678		7,062	51,740		78,050		12,522	90,572

BPNA
Commercial	159		-	159		4,543		-	4,543		7,044		-	7,044
Construction	-		-	-		-		-	-		239		-	239
Legacy [1]	(5,118)		-	(5,118)		2,321		-	2,321		3,369		-	3,369
Mortgage	660		-	660		1,334		-	1,334		3,023		-	3,023
Consumer	4,409		-	4,409		5,016		-	5,016		9,129		-	9,129
Total BPNA	110		-	110		13,214		-	13,214		22,804		-	22,804
Total loans charged-off (recovered) - Popular, Inc.	35,366		23,643	59,009		57,892		7,062	64,954		100,854		12,522	113,376
Balance at end of period	$ 538,463		$ 102,092	$ 640,555		$ 526,100		$ 116,828	$ 642,928		$ 621,701		$ 108,906	$ 730,607

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	0.66%			0.97%		1.08%			1.06%		1.94%			1.84%
Provision for loan losses to net charge-offs [2]	1.35	x		0.96	x	0.95	x		1.12	x	0.86	x		0.73	x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	0.90%			1.26%		1.15%			1.11%		2.07%			1.91%
Provision for loan losses to net charge-offs [2]	1.78	x		1.22	x	1.13	x		1.31	x	1.00	x		0.82	x

BPNA
Annualized net charge-offs to average loans held-in-portfolio				0.01%					0.91%					1.60%
Provision (reversal) for loan losses to net charge-offs				(135.72)	x				0.36	x				0.36	x
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

	Year ended					Year ended
(Dollars in thousands)	31-Dec-13					31-Dec-12
	Non-covered loans		Covered loans	Total		Non-covered loans		Covered loans	Total
Balance at beginning of period	$ 621,701		$ 108,906	$ 730,607		$ 690,363		$ 124,945	$ 815,308
Provision for loan losses	533,167		69,396	602,563		334,102		74,839	408,941
	1,154,868		178,302	1,333,170		1,024,465		199,784	1,224,249
BPPR
Commercial	85,601		27,607	113,208		144,640		46,259	190,899
Construction	(8,642)		34,108	25,466		(2,283)		30,495	28,212
Lease financing	3,506		-	3,506		943		-	943
Mortgage	47,736		10,614	58,350		56,777		5,909	62,686
Consumer	75,560		3,881	79,441		90,095		8,215	98,310
Total BPPR	203,761		76,210	279,971		290,172		90,878	381,050

BPNA
Commercial	23,368		-	23,368		44,653		-	44,653
Construction	-		-	-		400		-	400
Legacy [1]	(2,583)		-	(2,583)		16,338		-	16,338
Mortgage	7,803		-	7,803		15,163		-	15,163
Consumer	21,411		-	21,411		36,004		-	36,004
Total BPNA	49,999		-	49,999		112,558		-	112,558
Total loans charged-off (recovered) - Popular, Inc.	253,760		76,210	329,970		402,730		90,878	493,608
Net write-downs [3]	(362,645)		-	(362,645)		(34)		-	(34)
Balance at end of period	$ 538,463		$ 102,092	$ 640,555		$ 621,701		$ 108,906	$ 730,607

POPULAR, INC.
Annualized net charge-offs to average loans held-in-portfolio	1.19%			1.34%		1.97%			2.01%
Provision for loan losses to net charge-offs [2]	0.85	x		0.86	x	0.83	x		0.83	x

BPPR
Annualized net charge-offs to average loans held-in-portfolio	1.30%			1.49%		1.96%			2.02%
Provision for loan losses to net charge-offs [2]	1.13	x		1.07	x	0.97	x		0.94	x

BPNA
Annualized net charge-offs to average loans held-in-portfolio				0.87%					1.98%
Provision (reversal) for loan losses to net charge-offs				(0.29)	x				0.46	x
[1] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA segment.

[2] Excluding provision for loan losses and net write-down related to the asset sale during the year ended December 31, 2013.

[3] Net write-downs for the year ended December 31, 2013 are related to loans sold.

Popular, Inc.
Financial Supplement to Fourth Quarter 2013 Earnings Release
Table K - Allowance for Loan Losses - Breakdown of General and Specific Reserves - CONSOLIDATED
(Unaudited)

31-Dec-13
(Dollars in thousands)		Commercial	Construction	Legacy [3]	Mortgage	Lease financing	Consumer	Total [2]
Specific ALLL		$ 16,409	$ 177	$ -	$ 55,667	$ 1,053	$ 30,200	$ 103,506
Impaired loans	[1]	$ 297,516	$ 22,486	$ 6,045	$ 452,073	$ 2,893	$ 127,703	$ 908,716
Specific ALLL to impaired loans	[1]	5.52%	0.79%	-%	12.31%	36.40%	23.65%	11.39%
General ALLL		$ 158,573	$ 5,165	$ 13,704	$ 101,262	$ 9,569	$ 146,684	$ 434,957
Loans held-in-portfolio, excluding impaired loans	[1]	$ 9,739,669	$ 183,598	$ 205,090	$ 6,229,403	$ 540,868	$ 3,804,523	$ 20,703,151
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.63%	2.81%	6.68%	1.63%	1.77%	3.86%	2.10%
Total ALLL		$ 174,982	$ 5,342	$ 13,704	$ 156,929	$ 10,622	$ 176,884	$ 538,463
Total non-covered loans held-in-portfolio	[1]	$ 10,037,185	$ 206,084	$ 211,135	$ 6,681,476	$ 543,761	$ 3,932,226	$ 21,611,867
ALLL to loans held-in-portfolio	[1]	1.74%	2.59%	6.49%	2.35%	1.95%	4.50%	2.49%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.

[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of December 31, 2013 the general allowance on the covered loans amounted to $101.8 million, while the specific reserve amounted to $0.3 million.

[3] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.

30-Sep-13
(Dollars in thousands)		Commercial	Construction	Legacy [3]	Mortgage	Lease financing	Consumer	Total [2]
Specific ALLL		$ 20,836	$ 588	$ -	$ 53,782	$ 1,197	$ 31,662	$ 108,065
Impaired loans	[1]	$ 338,829	$ 27,492	$ 11,597	$ 443,186	$ 3,159	$ 129,859	$ 954,122
Specific ALLL to impaired loans	[1]	6.15%	2.14%	-%	12.14%	37.89%	24.38%	11.33%
General ALLL		$ 136,476	$ 9,032	$ 16,696	$ 107,941	$ 9,494	$ 138,396	$ 418,035
Loans held-in-portfolio, excluding impaired loans	[1]	$ 9,506,648	$ 265,728	$ 224,048	$ 6,169,947	$ 536,131	$ 3,770,559	$ 20,473,061
General ALLL to loans held-in-portfolio, excluding impaired loans	[1]	1.44%	3.40%	7.45%	1.75%	1.77%	3.67%	2.04%
Total ALLL		$ 157,312	$ 9,620	$ 16,696	$ 161,723	$ 10,691	$ 170,058	$ 526,100
Total non-covered loans held-in-portfolio	[1]	$ 9,845,477	$ 293,220	$ 235,645	$ 6,613,133	$ 539,290	$ 3,900,418	$ 21,427,183
ALLL to loans held-in-portfolio	[1]	1.60%	3.28%	7.09%	2.45%	1.98%	4.36%	2.46%
[1] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction.

[2] Excludes covered loans acquired on the Westernbank FDIC-assisted transaction. As of September 30, 2013, the general allowance on the covered loans amounted to $113 million, while the specific reserve amounted to $4 million.

[3] The legacy portfolio is comprised of commercial loans, construction loans and lease financings related to certain lending products exited by the Corporation as part of restructuring efforts carried out in prior years at the BPNA reportable segment.

Variance
(Dollars in thousands)	Commercial	Construction	Legacy	Mortgage	Lease financing	Consumer	Total
Specific ALLL	$ (4,427)	$ (411)	$ -	$ 1,885	$ (144)	$ (1,462)	$ (4,559)
Impaired loans	$ (41,313)	$ (5,006)	$ (5,552)	$ 8,887	$ (266)	$ (2,156)	$ (45,406)
General ALLL	$ 22,097	$ (3,867)	$ (2,992)	$ (6,679)	$ 75	$ 8,288	$ 16,922
Loans held-in-portfolio, excluding impaired loans	$ 233,021	$ (82,130)	$ (18,958)	$ 59,456	$ 4,737	$ 33,964	$ 230,090
Total ALLL	$ 17,670	$ (4,278)	$ (2,992)	$ (4,794)	$ (69)	$ 6,826	$ 12,363
Total non-covered loans held-in-portfolio	$ 191,708	$ (87,136)	$ (24,510)	$ 68,343	$ 4,471	$ 31,808	$ 184,684

Popular, Inc.
Financial Supplement to Fourth Quarter 2013 Earnings Release
Table L - Allowance for Loan Losses - Breakdown of General and Specific Reserves - PUERTO RICO OPERATIONS
(Unaudited)

31-Dec-13
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$ 16,409	$ 177	$ 38,034	$ 1,053	$ 29,920	$ 85,593
General ALLL non-covered loans	111,741	4,918	92,296	9,569	122,658	341,182
ALLL - non-covered loans	128,150	5,095	130,330	10,622	152,578	426,775
Specific ALLL covered loans	153	140	-	-	-	293
General ALLL covered loans	42,045	19,351	36,006	-	4,397	101,799
ALLL - covered loans	42,198	19,491	36,006	-	4,397	102,092
Total ALLL	$ 170,348	$ 24,586	$ 166,336	$ 10,622	$ 156,975	$ 528,867
Loans held-in-portfolio:
Impaired non-covered loans	$ 245,380	$ 16,823	$ 399,347	$ 2,893	$ 125,342	$ 789,785
Non-covered loans held-in-portfolio, excluding impaired loans	6,220,210	144,348	5,001,332	540,868	3,191,296	15,098,054
Non-covered loans held-in-portfolio	6,465,590	161,171	5,400,679	543,761	3,316,638	15,887,839
Impaired covered loans	27,342	-	-	-	-	27,342
Covered loans held-in-portfolio, excluding impaired loans	1,785,462	190,127	934,373	-	47,123	2,957,085
Covered loans held-in-portfolio	1,812,804	190,127	934,373	-	47,123	2,984,427
Total loans held-in-portfolio	$ 8,278,394	$ 351,298	$ 6,335,052	$ 543,761	$ 3,363,761	$ 18,872,266

30-Sep-13
Puerto Rico
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$ 20,836	$ 588	$ 36,227	$ 1,197	$ 31,338	$ 90,186
General ALLL non-covered loans	82,468	8,718	95,668	9,494	112,839	309,187
ALLL - non-covered loans	103,304	9,306	131,895	10,691	144,177	399,373
Specific ALLL covered loans	1,683	1,944	-	-	-	3,627
General ALLL covered loans	56,813	16,674	32,175	-	7,539	113,201
ALLL - covered loans	58,496	18,618	32,175	-	7,539	116,828
Total ALLL	$ 161,800	$ 27,924	$ 164,070	$ 10,691	$ 151,716	$ 516,201
Loans held-in-portfolio:
Impaired non-covered loans	$ 276,824	$ 21,729	$ 390,319	$ 3,159	$ 127,389	$ 819,420
Non-covered loans held-in-portfolio, excluding impaired loans	5,978,200	230,141	4,953,363	536,131	3,147,132	14,844,967
Non-covered loans held-in-portfolio	6,255,024	251,870	5,343,682	539,290	3,274,521	15,664,387
Impaired covered loans	35,264	-	-	-	-	35,264
Covered loans held-in-portfolio, excluding impaired loans	1,818,587	201,437	965,779	-	54,942	3,040,745
Covered loans held-in-portfolio	1,853,851	201,437	965,779	-	54,942	3,076,009
Total loans held-in-portfolio	$ 8,108,875	$ 453,307	$ 6,309,461	$ 539,290	$ 3,329,463	$ 18,740,396

Variance
(In thousands)	Commercial	Construction	Mortgage	Lease financing	Consumer	Total
Allowance for credit losses:
Specific ALLL non-covered loans	$ (4,427)	$ (411)	$ 1,807	$ (144)	$ (1,418)	$ (4,593)
General ALLL non-covered loans	29,273	(3,800)	(3,372)	75	9,819	31,995
ALLL - non-covered loans	24,846	(4,211)	(1,565)	(69)	8,401	27,402
Specific ALLL covered loans	(1,530)	(1,804)	-	-	-	(3,334)
General ALLL covered loans	(14,768)	2,677	3,831	-	(3,142)	(11,402)
ALLL - covered loans	(16,298)	873	3,831	-	(3,142)	(14,736)
Total ALLL	$ 8,548	$ (3,338)	$ 2,266	$ (69)	$ 5,259	$ 12,666
Loans held-in-portfolio:
Impaired non-covered loans	$ (31,444)	$ (4,906)	$ 9,028	$ (266)	$ (2,047)	$ (29,635)
Non-covered loans held-in-portfolio, excluding impaired loans	242,010	(85,793)	47,969	4,737	44,164	253,087
Non-covered loans held-in-portfolio	210,566	(90,699)	56,997	4,471	42,117	223,452
Impaired covered loans	(7,922)	-	-	-	-	(7,922)
Covered loans held-in-portfolio, excluding impaired loans	(33,125)	(11,310)	(31,406)	-	(7,819)	(83,660)
Covered loans held-in-portfolio	(41,047)	(11,310)	(31,406)	-	(7,819)	(91,582)
Total loans held-in-portfolio	$ 169,519	$ (102,009)	$ 25,591	$ 4,471	$ 34,298	$ 131,870

Popular, Inc.
Financial Supplement to Fourth Quarter 2013 Earnings Release
Table M - Allowance for Loan Losses - Breakdown of General and Specific Reserves - U.S. MAINLAND OPERATIONS
(Unaudited)

31-Dec-13
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$ -	$ -	$ -	$ 17,633	$ 280	$ 17,913
General ALLL	46,832	247	13,704	8,966	24,026	93,775
Total ALLL	$ 46,832	$ 247	$ 13,704	$ 26,599	$ 24,306	$ 111,688
Loans held-in-portfolio:
Impaired loans	$ 52,136	$ 5,663	$ 6,045	$ 52,726	$ 2,361	$ 118,931
Loans held-in-portfolio, excluding impaired loans	3,519,459	39,250	205,090	1,228,071	613,227	5,605,097
Total loans held-in-portfolio	$ 3,571,595	$ 44,913	$ 211,135	$ 1,280,797	$ 615,588	$ 5,724,028

30-Sep-13
U.S. Mainland
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$ -	$ -	$ -	$ 17,555	$ 324	$ 17,879
General ALLL	54,008	314	16,696	12,273	25,557	108,848
Total ALLL	$ 54,008	$ 314	$ 16,696	$ 29,828	$ 25,881	$ 126,727
Loans held-in-portfolio:
Impaired loans	$ 62,005	$ 5,763	$ 11,597	$ 52,867	$ 2,470	$ 134,702
Loans held-in-portfolio, excluding impaired loans	3,528,448	35,587	224,048	1,216,584	623,427	5,628,094
Total loans held-in-portfolio	$ 3,590,453	$ 41,350	$ 235,645	$ 1,269,451	$ 625,897	$ 5,762,796

Variance
(In thousands)	Commercial	Construction	Legacy	Mortgage	Consumer	Total
Allowance for credit losses:
Specific ALLL	$ -	$ -	$ -	$ 78	$ (44)	$ 34
General ALLL	(7,176)	(67)	(2,992)	(3,307)	(1,531)	(15,073)
Total ALLL	$ (7,176)	$ (67)	$ (2,992)	$ (3,229)	$ (1,575)	$ (15,039)
Loans held-in-portfolio:
Impaired loans	$ (9,869)	$ (100)	$ (5,552)	$ (141)	$ (109)	$ (15,771)
Loans held-in-portfolio, excluding impaired loans	(8,989)	3,663	(18,958)	11,487	(10,200)	(22,997)
Total loans held-in-portfolio	$ (18,858)	$ 3,563	$ (24,510)	$ 11,346	$ (10,309)	$ (38,768)

Popular, Inc.
Financial Supplement to Fourth Quarter 2013 Earnings Release
Table N - Reconciliation to GAAP Financial Measures
(Unaudited)

(In thousands, except share or per share information)	31-Dec-13	30-Sep-13	31-Dec-12
Total stockholders’ equity	$ 4,626,205	$ 4,393,885	$ 4,110,000
Less: Preferred stock	(50,160)	(50,160)	(50,160)
Less: Goodwill	(647,757)	(647,757)	(647,757)
Less: Other intangibles	(45,132)	(46,892)	(54,295)
Total tangible common equity	$ 3,883,156	$ 3,649,076	$ 3,357,788
Total assets	$ 35,749,298	$ 36,052,116	$ 36,507,535
Less: Goodwill	(647,757)	(647,757)	(647,757)
Less: Other intangibles	(45,132)	(46,892)	(54,295)
Total tangible assets	$ 35,056,409	$ 35,357,467	$ 35,805,483
Tangible common equity to tangible assets	11.08%	10.32%	9.38%
Common shares outstanding at end of period	103,397,699	103,327,146	103,169,806
Tangible book value per common share	$ 37.56	$ 35.32	$ 32.55

(In thousands)	31-Dec-13	30-Sep-13	31-Dec-12
Common stockholders’ equity	$ 4,576,045	$ 4,343,725	$ 4,059,840
Less: Unrealized losses (gains) on available-for-sale securities, net of tax[1]	48,344	5,514	(154,568)
Less: Disallowed deferred tax assets[2]	(626,570)	(643,716)	(385,060)
Less: Disallowed goodwill and other intangible assets	(643,185)	(646,464)	(662,201)
Less: Aggregate adjusted carrying value of all non-financial equity investments	(1,442)	(1,398)	(1,160)
Add: Pension liability adjustment, net of tax and accumulated net gains
(losses) on cash flow hedges[3]	104,248	216,274	226,159
Total Tier 1 common equity	$ 3,457,440	$ 3,273,935	$ 3,083,010
Tier 1 common equity to risk-weighted assets	15.03%	14.20%	13.18%
[1] In accordance with regulatory risk-based capital guidelines, Tier 1 capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available-for-sale equity securities with readily determinable fair values. In arriving at Tier 1 capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

[2] Approximately $167 million of the Corporation’s $762 million of net deferred tax assets at December 31, 2013 (September 30, 2013 - $160 million and $844 million, respectively; December 31, 2012 - $118 million and $541 million, respectively), were included without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $627 million of such assets at December 31, 2013 (September 30, 2013 - $644 million; December 31, 2012 - $385 million) exceeded the limitation imposed by these guidelines and, as “disallowed deferred tax assets”, were deducted in arriving at Tier 1 capital. The remaining $(32) million of the Corporation’s other net deferred tax components at December 31, 2013 (September 30, 2013 - $40 million; December 31, 2012 - $38 million) represented primarily the following items (a) the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines; (b) the deferred tax asset corresponding to the pension liability adjustment recorded as part of accumulated other comprehensive income; and (c) the deferred tax liability associated with goodwill and other intangibles.

[3] The Federal Reserve Bank has granted interim capital relief for the impact of pension liability adjustment.

Popular, Inc.
Financial Supplement to Fourth Quarter 2013 Earnings Release
Table O - Financial Information - Westernbank Covered Loans
(Unaudited)

Revenues
	Quarters ended
(In thousands)	31-Dec-13	30-Sep-13	Variance
Interest income on covered loans	$ 86,794	$ 71,631	$ 15,163
FDIC loss share expense:
Amortization of indemnification asset	(45,193)	(37,681)	(7,512)
80% mirror accounting on credit impairment losses [1]	7,125	13,946	(6,821)
80% mirror accounting on discount accretion on unfunded commitments	-	(87)	87
80% mirror accounting on reimbursable expenses	5,430	25,641	(20,211)
80% mirror accounting on recoveries on covered assets, including rental income on OREOs, subject to reimbursement to the FDIC	(1,255)	(11,533)	10,278
Change in true-up payment obligation	(3,420)	(5,322)	1,902
Other	149	170	(21)
Total FDIC loss share expense	(37,164)	(14,866)	(22,298)
Other non-interest income	-	109	(109)
Total revenues	49,630	56,874	(7,244)
Provision for loan losses	8,907	17,433	(8,526)
Total revenues less provision for loan losses	$ 40,723	$ 39,441	$ 1,282
[1]	Reductions in expected cash flows for ASC 310-30 loans, which may impact the provision for loan losses, may consider reductions in both principal and interest cash flow expectations. The amount covered under the FDIC loss sharing agreements for interest not collected from borrowers is limited under the agreements (approximately 90 days); accordingly, these amounts are not subject fully to the 80% mirror accounting.

Non-personnel operating expenses
	Quarters ended
(In thousands)	31-Dec-13	30-Sep-13	Variance
Professional fees	$ 5,865	$ 4,043	$ 1,822
OREO expenses	4,206	10,983	(6,777)
Other operating expenses	2,679	3,266	(587)
Total operating expenses	$ 12,750	$ 18,292	$ (5,542)
Expense reimbursements from the FDIC may be recorded with a time lag, since these are claimed upon the event of loss or charge-off of the loans which may occur in a subsequent period.

Quarterly average assets
	Quarters ended
(In millions)	31-Dec-13	30-Sep-13	Variance
Covered loans	$ 3,017	$ 3,119	$ (102)
FDIC loss share asset	1,123	1,348	(225)

Activity in the carrying amount and accretable yield of covered loans accounted for under ASC 310-30

	Quarters ended
	31-Dec-13		30-Sep-13
(In thousands)	Accretable yield	Carrying amount of loans	Accretable yield	Carrying amount of loans
Beginning balance	$ 1,309,618	$ 2,891,049	$ 1,379,612	$ 3,012,866
Accretion	(83,653)	83,653	(68,529)	68,529
Changes in expected cash flows	83,240	-	(1,465)	-
Collections / charge-offs	-	(146,755)	-	(190,346)
Ending balance	1,309,205	2,827,947	1,309,618	2,891,049
Allowance for loan losses - ASC 310-30 covered loans	-	(93,915)	-	(108,874)
Ending balance, net of allowance for loan losses	$ 1,309,205	$ 2,734,032	$ 1,309,618	$ 2,782,175

Activity in the carrying amount of the FDIC indemnity asset

		Quarters ended
(In thousands)		31-Dec-13		30-Sep-13
Balance at beginning of period		$ 1,324,711		$ 1,379,342
Amortization		(45,193)		(37,681)
Credit impairment losses to be covered under loss sharing agreements		7,125		13,946
Decrease due to reciprocal accounting on the discount accretion on unfunded commitments		-		(87)
Reimbursable expenses to be covered under loss sharing agreements		5,430		25,641
Net payments to (from) FDIC under loss sharing agreements		(343,465)		(52,865)
Other adjustments attributable to FDIC loss sharing agreements		-		(3,585)
Balance at end of period		$ 948,608		$ 1,324,711

Activity in the remaining FDIC loss share asset amortization

		Quarters ended
(In thousands)		31-Dec-13		30-Sep-13
Balance at beginning of period		$ 122,496		$ 122,124
Amortization		(45,193)		(37,681)
Impact of lower projected losses		26,388		38,053
Balance at end of period		$ 103,691		$ 122,496

Popular, Inc.
Financial Supplement to Fourth Quarter 2013 Earnings Release
Table P - Adjusted Consolidated Statement of Operations for the Year Ended December 31, 2013 (Non-GAAP)
(Unaudited)

	Year ended
	31-Dec-13
		1st QTR	2nd QTR			3rd QTR	4th QTR
(In thousands)	Actual Results (US GAAP)	Impact of Sale of NPAs [2]	Impact of Sale of NPLs	Impact of EVERTEC's IPO	Income Tax Adjustment [3]	Impact of EVERTEC's SPO	Impact of EVERTEC's SPO	Adjusted Results (Non-GAAP)
Net interest income	$ 1,432,580	$ -	$ -	$ 1,502	$ -	$ -	$ -	$ 1,431,078
Provision for loan losses – non-covered loans	533,167	148,823	169,248	-	-	-	-	215,096
Provision for loan losses – covered loans [1]	69,396	-	-	-	-	-	-	69,396
Net interest income after provision for loan losses	830,017	(148,823)	(169,248)	1,502	-	-	-	1,146,586
Service charges on deposit accounts and other service fees	408,034	-	-	-	-	-	-	408,034
Mortgage banking activities	71,673	-	-	-	-	-	-	71,673
Net gain and valuation adjustments on investments securities	7,966	-	-	5,856	-	-	-	2,110
Trading account loss	(13,483)	-	-	-	-	-	-	(13,483)
Net (loss) gain on sale of loans, including valuation adjustments on loans held-for-sale	(49,130)	(61,387)	(3,865)	-	-	-	-	16,122
Adjustments (expense) to indemnity reserves on loans sold	(37,054)	(10,700)	(3,047)	-	-	-	-	(23,307)
FDIC loss share expense	(82,051)	-	-	-	-	-	-	(82,051)
Other non-interest income	504,614	-	-	162,091	-	175,867	92,358	74,298
Total non-interest income	810,569	(72,087)	(6,912)	167,947	-	175,867	92,358	453,396
Other taxes	58,286	-	-	-		-	-	58,286
Professional fees	289,280	5	-	856	-	250	-	288,169
OREO expense	80,236	37,046	-	-	-	-	-	43,190
Other operating expenses	864,784	-	-	-	-	-	-	864,784
Total operating expenses	1,292,586	37,051	-	856	-	250	-	1,254,429
Income (loss) before income tax	348,000	(257,961)	(176,160)	168,593	-	175,617	92,358	345,553
Income tax (benefit) expense	(251,327)	(77,388)	(68,987)	11,988	(218,035)	7,789	3,945	89,361
Net income (loss)	$ 599,327	$ (180,573)	$ (107,173)	$ 156,605	$ 218,035	$ 167,828	$ 88,413	$ 256,192
[1] Covered loans represent loans acquired in the Westernbank FDIC-assisted transaction that are covered under FDIC loss sharing agreements.

[2] Net (loss) gain on sale of loans for the first quarter includes $8.8 million of negative valuation adjustments on loans held for sale which were transferred to held-in-portfolio subsequent to the sale.

[3] Represents the net benefit of $215.6 million for the increase on the net deferred tax asset from the change of the corporate tax rate from 30% to 39%, $7.9 million resulting from the adjustment in tax rate for distributions from EVERTEC from 15% to 4%, offset by an adjustment of $5.5 million on the deferred tax liability related to the covered loans portfolio.

CONTACT:
Popular, Inc.
Investor Relations:
Brett Scheiner, 212-417-6721
Investor Relations Officer
or
Media Relations:
Teruca Rullán, 787-281-5170 or Mobile: 917-679-3596
Senior Vice President, Corporate Communications